UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 27, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
___________

New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into Material Definitive Agreement.

On June 27, 2008 Broadpoint Securities Group, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Mast Credit Opportunities I Master Fund Limited, a Cayman Islands corporation (“Mast”) for the issuance and sale of (i) 1,000,000 newly-issued unregistered shares of Series B Mandatory Redeemable Preferred Stock of the Company, par value $1.00 per share (the “Series B Preferred Stock”) and (ii) warrants to purchase 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $3.00 per share, for an aggregate cash purchase price of $25 million (the “Preferred Private Placement”).

In connection with the Preferred Private Placement, the Company entered into the following material agreements effective on June 27, 2008, the material terms of which are briefly described below.

Preferred Stock Purchase Agreement

Pursuant to the terms of the Preferred Stock Purchase Agreement, the Company issued and sold 1,000,000 shares of Series B Preferred Stock (the “Shares”) to Mast.  The Shares were sold for an aggregate purchase price of $25 million, with the proceeds from the sale to be used for working capital.  The Preferred Stock Purchase Agreement includes, among other things, certain negative covenants with respect to the operations, actions and financial condition of the Company and its subsidiaries so long as Mast owns Series B Preferred Stock.  Such covenants include, but are not limited to, the following:

o Neither the Company nor any of its subsidiaries will merge with another entity or dispose of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (other than, in each case, to the Company or any of its wholly-owned subsidiaries); provided that this restriction shall not apply to any transaction in which the shares of capital stock of the Company outstanding prior to the transaction continue to represent at least a majority (by voting power) of the capital stock of the surviving corporation.  Additionally, with certain exceptions, neither the Company nor its subsidiaries will transfer all or a substantial part of its assets, except for (i) sale of inventory in the ordinary course, (ii) dispositions of surplus or worn-out equipment in the ordinary course, (iii) dispositions to wholly-owned subsidiaries, or (iv) dispositions of assets of less than $50,000 in a fiscal year.
o No indebtedness may be incurred by the Company or its subsidiaries other than Permitted Indebtedness (as defined in the Preferred Stock Purchase Agreement), which includes among other things, indebtedness incurred in the ordinary course of the Company’s business.
o Neither the Company nor its subsidiaries may pay down any indebtedness (other than intercompany indebtedness or Permitted Indebtedness), except for regularly scheduled or required payments.
o The Company shall not restrict the ability of any subsidiary to make or pay dividends or other upstream payments unless required by applicable law.
o Except for the Preferred Private Placement, or transactions approved in accordance with the Company’s Related Party Transactions Policy, neither the Company nor its subsidiaries may enter into any transaction with any of its affiliates.
o Neither the Company nor its subsidiaries will, by any voluntary action, avoid or seek to avoid the performance of any of the terms of the Preferred Private Placement transaction documents and will at all times in good faith carry out such terms and take all action as may be required to protect the rights of Mast as a holder of Series B Preferred Stock and warrants under this provision.
o Except with respect to acquisitions of, or investments in, entities in the industry in which the Company or any of the subsidiaries operates (and so long as the Company is not in breach of the net tangible book value covenant described below), the Company and its subsidiaries shall not, (i) make any investment, or acquire the capital shares, assets or business of, any entity for a price in excess of $2,000,000 in the aggregate, or (ii) make any investments in any other entity other than contributions by the Company to the capital of any wholly-owned subsidiary, or by any wholly-owned subsidiary to the capital of any other wholly-owned subsidiary.  The Company shall not transfer any portion of its assets to any of its foreign subsidiaries unless the fair market value of the assets is less than $5,000,000 in the aggregate and each of the foreign subsidiaries receiving funds has pledged at least 65% of its capital stock to Mast, provided that the Company may transfer up to $1,000,000 of the $5,000,000 to foreign subsidiaries whose capital stock is not pledged to Mast.  The Company shall not transfer any portion of its assets to any of its domestic subsidiaries unless and until such subsidiary is a direct or indirect wholly-owned domestic subsidiary.
o For any fiscal quarter ending, the Company will not permit its net tangible book value to be less than 50% of the highest fiscal year end net tangible book value that has been reported by the Company beginning December 31, 2007.

Because Mast is a “related party” as defined by Nasdaq and the Company’s Related Party Transactions Policy (the “Policy”), the Preferred Stock Purchase Agreement was submitted to and approved by the Audit Committee of the Board of Directors in accordance with the Policy and Nasdaq Marketplace Rule 4350(h) governing related party transactions.  The Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Preferred Stock Purchase Agreement is attached as exhibit 10.1 hereto and incorporated by reference herein.

The foregoing description of the terms of the Preferred Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Preferred Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant

Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company issued to Mast a Common Stock Purchase Warrant, dated as of June 27, 2008 (the “Warrant”), entitling Mast to purchase 1,000,000 shares of Common Stock at an exercise price of $3.00 per share, subject to customary anti-dilution provisions as described therein.  The Warrant expires after June 27, 2012.

The foregoing description of the terms of the Warrant is not complete and is qualified in its entirety by reference to the Warrant, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company and Mast entered into a Registration Rights Agreement, dated as of June 27, 2008 (the “Registration Rights Agreement”), with respect to the shares of Common Stock that are issuable to Mast pursuant to the Warrant (the “Warrant Shares”).  Pursuant to the Registration Rights Agreement, Mast has the right to request registration of the Warrant Shares if at any time the Company proposes to register Common Stock for its own account or for another, subject to certain exceptions for underwriting requirements.  In addition, under certain circumstances Mast may demand a registration of no less than 300,000 Warrant Shares.  The Company must register such Warrant Shares as soon as practicable and in any event within forty-five (45) days after the demand.  The Company will bear all of the costs of all such registrations other than underwriting discounts and commissions and certain other expenses.

The Registration Rights Agreement also contains customary indemnification provisions that obligate the Company to indemnify and hold harmless Mast, and if applicable, their controlling persons and their officers, directors, partners and employees and any underwriter for losses caused by (i) any untrue statement of material fact or omission of a material fact in any such registration statement or any prospectus included therein, (ii) the violation by the Company of the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder relating to the Company’s acts or omissions in connection with any such registration statement. The Registration Rights Agreement also contains other customary terms found in such agreements, including provisions concerning registration procedures and payments to Mast in the event the registration statement is not filed and declared effective by the respective dates set forth in the Registration Rights Agreement.

The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Preemptive Rights Agreement

Concurrently with the execution of the Preferred Stock Purchase Agreement, the Company and Mast entered into a Preemptive Rights Agreement (the “Preemptive Rights Agreement”).  The Preemptive Rights Agreement provides that in the event that the Company proposes to offer or sell any equity securities of the Company below the current market price, the Company shall first offer such securities to Mast to purchase; provided, however, that in the case of equity securities being offered to MatlinPatterson, Mast shall only have the right to purchase its pro rata share of such securities (based upon Common Stock ownership on a fully diluted basis).  If Mast exercises such right to purchase the offered securities, Mast must purchase all (but not a portion) of such securities for the price, terms and conditions so proposed.

The preemptive rights do not extend to (i) Common Stock issued to employees or directors pursuant to a plan or agreement approved by the Board of Directors, (ii) issuance of securities pursuant to a conversion of convertible securities, (iii) stock splits or stock dividends or (iv) issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

The foregoing description of the terms of the Preemptive Rights Agreement is not complete and is qualified in its entirety by reference to the Preemptive Rights Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

On June 27, 2008, upon execution and closing of the Preferred Private Placement, the Company issued to Mast (i) the Shares and (ii) the Warrant, for an aggregate purchase price of $25 million.  The Shares were distributed to Mast pursuant to the Preferred Stock Purchase Agreement.

These issuances were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Mast provided representations to the Company of its accredited investor status as defined in Rule 501 of Regulation D.

Item 3.03.    Material Modification to Rights of Security Holders.

In connection with the Preferred Private Placement, on and effective June 27, 2008, the Company amended its certificate of incorporation (the “Amendment to the Certificate of Incorporation”) pursuant to Section 502 of the New York Business Corporation Law to designate the Series B Preferred Stock under the Company’s existing “blank check” preferred stock pursuant to the terms of the Certificate of Designations, Relative Rights, Preferences and Limitations of the Series B Preferred Stock filed therewith (the “Series B Certificate of Designations”).

Pursuant to the Series B Certificate of Designations, 1,000,000 shares of Series B Preferred Stock were authorized.  The holders of Series B Preferred Stock are entitled to receive cash dividend of 10% per annum, payable quarterly, as well as dividends at rate of 4% per annum which accrue and are cumulative.  The Company cannot declare, pay or set aside any dividends on shares of any other class of stock of the Company unless holders of Series B Preferred Stock receive all of their accrued and unpaid dividends.

In the event of any liquidation, dissolution or winding up of the Company (as well as certain other business combinations or asset dispositions), holders of Series B Preferred Stock are entitled to receive, prior to any other class of stock of the Company, $25 per share plus all accrued and unpaid dividends (the “Redemption Price”).

The Company is required to redeem all of the Series B Preferred Stock on or before June 27, 2012 at the Redemption Price.  The Company may redeem the Series B Preferred Stock in whole or in part, at a price in cash equal to the Redemption Price multiplied by the applicable Premium Call Factor as follows:

Date                                                                                    Premium Call Factor

o	Prior to June 26, 2009: 1.07

o	From June, 27 2009 to December 27, 2009: 1.06

o	From December 28, 2009 to June 27, 2010: 1.05

o	From June 28, 2010 to December 27, 2011: 1.04

o	From December 28, 2011 to June 2012: 1.00

Upon the breach by the Company of any of the special voting provisions of the Series B Certificate of Designations (which are briefly described below), or the failure by the Company to pay the cash dividends or accruing dividends described above when due, if such failure is not cured within thirty (30) calendar days of such due date, the holders of a majority of the Series B Preferred Stock may demand redemption at a price equal to the Redemption Price multiplied by the applicable Premium Call Factor described above.  In the case of payment defaults by the Company, default interest accrues at 16%.

Pursuant to the Series B Certificate of Designations, the Company shall not, without the consent of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

o Amend its certificate of incorporation or bylaws to change the rights of the Series B Preferred Stock;
o Increase the number of authorized shares of Series B Preferred Stock;
o Create any new class or series, or reclassify any existing class or series, having a preference over, or on a parity with, the Series B Preferred Stock with respect to dividends, redemptions, or upon liquidation, whether by merger, consolidation or otherwise;
o Redeem or repurchase shares of the Company’s capital stock other than (i) the Series Preferred Stock or (ii) Common Stock at a price not greater than fair market value from employees or officers upon termination of service to the Company;
o Permit the Company or any subsidiary to operate  its business outside of its current industry;
o Directly or indirectly declare or pay any dividend or make any payment on its capital stock (including any payment in connection with any merger or consolidation involving the Company or any subsidiary) other than dividends or distributions payable to holders of Series B Preferred Stock or the Company or its subsidiaries;
o Increase the size of the Board of Directors to more than nine (9) directors; and
o Terminate its status as an issuer required to file reports under the Exchange Act.

Upon failure of the Company to pay the Redemption Price on a given redemption date, if not cured within 30 days of written notice, the holders of Series B Preferred Stock acting separately from all other classes of capital stock of the Company shall have the right, but not the obligation, to elect (i) three (3) directors to the Board of Directors of the Company if such default has not been cured within the thirty (30) day cure period (the “Cure Period”), (ii) an additional three (3) directors to the Board of Directors of the Company at the end of the first three month period following the Cure Period during which such default continues uncured and (iii) an additional four (4) (or such greater number so that the directors elected by the holders of the Series B Preferred Stock shall constitute a majority of the directors) directors to the Board of Directors of the Company at the end of the second three month period following the Cure Period during which such default continues uncured.  Once the default is cured, the term of such directors shall terminate.

The foregoing description of the terms of the Amendment to the Certificate of Incorporation (including the Series B Certificate of Designations) is not complete and is qualified in its entirety by reference to the Amendment to the Certificate of Incorporation (which includes the Series B Certificate of Designations), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws.

The description contained in Item 3.03 above is incorporated in this Item 5.03 by reference thereto.

Item 8.01.    Other Events.

On June 30, 2008, the Company issued a press release announcing that it has closed the Preferred Private Placement.   See the press release, which is furnished with this Form 8-K as Exhibit 99.1, for more information.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

3.1   – Certificate of Amendment to the Certificate of Incorporation of the Company
10.1 – Preferred Stock Purchase Agreement, dated as of June 27, 2008, by and between the Company and Mast
10.2 – Common Stock Purchase Warrant, dated as of June 27, 2008, issued by the Company to Mast
10.3 – Registration Rights Agreement, dated as of June 27, 2008, by and between the Company and Mast
10.4 – Preemptive Rights Agreement, dated as of June 27, 2008, by and between the Company and Mast
99.1 – Press Release of the Company dated June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By:  /s/ Robert I. Turner
Name:   Robert I. Turner
Title:     Chief Financial Officer

Dated: July 1, 2008